SCHEDULE II
              INFORMATION WITH RESPECT TO
   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                             SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-TRANS-LUX CV DEBT

 GAMCO INVESTORS, INC.

                3/15/95              130           102.0000

                3/14/95               27           102.0000

























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.









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